SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2005

American Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23513	06-1478208
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

12211 Plum Orchard Drive, Suite 300, Silver Spring, MD		20904
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (301) 572-3740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 18, 2005, American Bank Holdings, Inc. (“Company”) entered into a Shareholders’ Agreement with director J.R. Schuble and Erik D. Bolog, Michael A. Postal and Steven M. Schuble (collectively the “Group”).  The Shareholders’ Agreement was entered into in connection with the Company’s previously announced public offering of common stock in a community offering (the “Community Offering”) pursuant to a Prospectus dated April 29, 2005 and a Prospectus Statement dated December 20, 2005.  Pursuant to the Shareholders’ Agreement, each member of the Group has agreed to certain restrictions on the shares each member of the Group proposed to purchases in the Community Offering.  A brief summary of the Shareholders’ Agreement, including a description of the parties thereto, is contained in the Company’s Prospectus Supplement dated December 20, 2005 filed with the Securities and Exchange Commission on December 20, 2005 under the headings “Regulatory Application to Acquire Control” and such discussion is incorporated herein by reference.  A copy of the Shareholders’ Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01.  Other Events.

Directors Howard J. Postal and J.R. Schuble, Jr., along with Erik D. Bolog, Michael A. Postal and Steven M. Schuble, filed a joint notice to acquire control of the Company with the Office of Thrift Supervision pursuant to which the applicants were seeking permission to own up to 60% of our outstanding common stock, after giving effect to the Community Offering.  As of December 14, 2005, this group collectively owned 614,594 shares the Company’s common stock, or approximately 26.24% of the outstanding common stock as of such date.  On December 13, 2005, the Office of Thrift Supervision issued a notice indicating that it does not intend to disapprove the proposed increase in ownership by this group.  In connection with entering into the Shareholders Agreement discussed in Item 1.01 above, the Company agreed to support the proposed acquisition of common stock by this group.  In addition, as set forth in greater detail in the Company’s Prospectus Supplement dated December 20, 2005 and filed with the Securities and Exchange Commission, the Company intends make available for purchase to this group 600,000 shares of the Company’s common stock in connection with the Community Offering, which will bring the total ownership level of this group to 1,214,594 shares, or approximately 38.45% of our outstanding common stock after giving effect to the sale of all 817,199 shares available for sale in the Community Offering.  A brief summary of the change in control application, including a description of the parties thereto, is contained in the Company’s Prospectus Supplement dated December 20, 2005 filed with the Securities and Exchange Commission on December 20, 2005 under the headings “Regulatory Application to Acquire Control” and such discussion is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1         Shareholders Agreement by and among J.R. Schuble and Erik D. Bolog, Michael A. Postal and Steven M. Schuble and American Bank Holdings, Inc., dated as of December 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN BANK HOLDINGS, INC.

Date: December 20, 2005	By:	/s/ John M. Wright
John M. Wright
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1         Shareholders Agreement by and among J.R. Schuble and Erik D. Bolog, Michael A. Postal and Steven M. Schuble and American Bank Holdings, Inc., dated as of December 18, 2005.